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                                 PROMISSORY NOTE
                                 ---------------

                                                               December 31, 2000

            FOR VALUE RECEIVED, Jonnie R. Williams ("Maker") promises to pay to Star Scientific, Inc. ("Payee"), a Delaware corporation, the principal sum of Eight Hundred Thousand Dollars ($800,000.00) on December 31, 2001, together with any interest on the outstanding principal balance hereunder which shall accrue at the Applicable Interest Rate (as defined below) on the date hereof, such interest to be payable in arrears on June 30, 2001 and December 31, 2001. Principal and interest hereunder shall be payable in funds constituting lawful money of the United States of America at the offices of Payee at 801 Liberty Way, Chester, Virginia, 23836, or such other place designated in advance in writing by Payee. In case any payment is not made when due, Maker promises to pay all costs of collection (including reasonable attorneys' fees) plus interest from the due date until collection in full at the Applicable Interest Rate plus 2%. For purposes of this Promissory Note, the term "Applicable Interest Rate" shall mean the minimum applicable federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), compounded annually.

            Maker may prepay the principal amount outstanding under this Promissory Note in whole or in part from time to time without premium or penalty; provided that such prepayment of principal is accompanied by payment of all unpaid interest accrued thereon to the date of prepayment.

            This Promissory Note shall be governed by the laws of the State of Virginia.

            IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Maker as of the date hereof.

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                                               /s/ Jonnie R. Williams
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Witness                                        Jonnie R. Williams